UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

001-33013

(Commission File Number)

Delaware

(State or Other Jurisdiction of Incorporation)

11-3209278

(I.R.S. Employer Identification No.)

220 RXR Plaza, Uniondale, NY 11556

(Address of principal executive offices)

(718) 961-5400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders held on May 18, 2021, as contemplated by the Company’s definitive proxy material for the meeting, certain matters were submitted to a vote of stockholders. The following tables summarize the results of voting with respect to each matter:

	Number of shares voted
	For	Against	Abstain	Non Votes
Election of Directors (four directors were elected to serve until the 2024 annual meeting of stockholders and until their successors are elected and qualified).

Michael A. Azarian	23,357,229	470,313	30,123	2,896,760
Steven J D’lorio	22,053,411	1,773,733	30,521	2,896,760
Louis C. Grassi	20,469,582	3,356,928	31,155	2,896,760
Sam S. Han	21,747,571	2,079,769	30,325	2,896,760

Amendment to the 2014 Omnibus Incentive Plan	23,028,484	697,481	131,700	2,896,760
Advisory approval of executive compensation	22,042,866	1,682,077	132,722	2,896,760

Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.	26,637,698	101,426	15,301	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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FLUSHING FINANCIAL CORPORATION

Date: May 19, 2021	By:	/s/ SUSAN K. CULLEN
Susan K. Cullen
Senior Executive Vice President and Chief Financial Officer